UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2012

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On February 10, 2012, Aflac Incorporated (the “Company”) issued $400 million aggregate principal amount of its 2.65% Senior Notes due 2017 (the “2017 Notes”) and $350 million aggregate principal amount of its 4.00% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-159111) (the “Registration Statement”), prospectus dated May 11, 2009, and related prospectus supplement dated February 8, 2012. The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated February 8, 2012, by and among the Company and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters included on Schedule 1 thereto. The Company anticipates using the net proceeds from the sale of these Notes for debt repayment in full at maturity of the Company’s $347 million (using the September 30, 2011 Yen / U.S. Dollar exchange rate of 76.65) aggregate principal amount of 1.87% Samurai notes due June 2012 and for general corporate purposes, including capital contributions to subsidiaries, if needed.

The 2017 Notes bear interest at a rate of 2.65% per annum and mature on February 15, 2017 and the 2022 Notes bear interest at a rate of 4.00% per annum and mature on February 15, 2022. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 each year, beginning on August 15, 2012. The Notes will be redeemable at the option of the Company in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed, discounted to the redemption date; plus in each case accrued and unpaid interest. The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness.

The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture with respect to the 2017 Notes, dated as of February 10, 2012 (the “Fifth Supplemental Indenture”), and as supplemented by a sixth supplemental indenture with respect to the 2022 Notes, dated as of February 10, 2012 (the “Sixth Supplemental Indenture” and, together with the Fifth Supplemental Indenture and the Base Indenture, the “Indenture”), between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2009, the Fifth Supplemental Indenture (including the form of 2017 Notes included therein), a copy of which is attached hereto as Exhibit 4.1, and the Sixth Supplemental Indenture (including the form of 2022 Notes included therein), a copy of which is attached hereto as Exhibit 4.2, each of which is incorporated herein by reference.

In connection with the issuance and sale by the Company of the Notes, the Company is filing exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference in their entirety into the Registration Statement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	-	Underwriting Agreement, dated February 8, 2012, by and among Aflac Incorporated, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters included on Schedule 1 thereto.

4.1	-	Fifth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.65% Senior Note due 2017).

4.2	-	Sixth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.00% Senior Note due 2022).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

February 10, 2012	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

1.1	-	Underwriting Agreement, dated February 8, 2012, by and among Aflac Incorporated, J.P. Morgan Securities LLC, and Goldman, Sachs & Co., as representatives of the several underwriters included on Schedule 1 thereto.

4.1	-	Fifth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.65% Senior Note due 2017).

4.2	-	Sixth Supplemental Indenture, dated as of February 10, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.00% Senior Note due 2022).